Exhibit 99.1
For immediate release

BEYOND MEAT® REPORTS DELAY OF ANNUAL REPORT ON FORM 10-K FOR
THE FULL YEAR ENDED DECEMBER 31, 2025

COMPANY TO REPORT FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS ON MARCH 25, 2026

El Segundo, CALIF. (MARCH 16, 2026)—Beyond Meat, Inc. (NASDAQ: BYND) (“Beyond Meat” or “the Company”), a leader in plant-based meat, announced today that it will delay the filing of its Annual Report on Form 10-K for the full year ended December 31, 2025. The filing is delayed because the Company requires additional time to complete a review and analysis related to its inventory balances, including amounts recorded for the provision of excess and obsolete inventory.

The Company continues to work diligently to complete its fourth quarter and full year financial close procedures and has not yet made a determination regarding the potential impact on its financial statements. The Company currently expects to finalize its review of this matter and file its Annual Report on Form 10–K no later than March 31, 2026; however, the timing of the filing may be subject to further delay, and the Company cannot provide assurance regarding the definitive filing date while this work remains in progress.

As a result of these issues, management expects to report that a material weakness in the Company’s internal control over financial reporting existed as of December 31, 2025, related to controls associated with the accounting for its inventory provision. Management is reviewing its internal control procedures and is in the process of developing a remediation plan. As a result of the expected and previously identified material weaknesses, the Company believes that its internal control over financial reporting was not effective, and its disclosure controls and procedures were not effective, as of December 31, 2025.

Fourth Quarter and Full Year 2025 Earnings Report and Earnings Conference Call

The Company further announced that it expects to report financial results for the fourth quarter and full year ended December 31, 2025 on Wednesday, March 25, 2026 after market close. The Company will host a conference call to discuss these results at 5:00 p.m. Eastern, 2:00 p.m. Pacific. Investors interested in participating in the live call can dial 412-902-4255.

In the interest of providing shareholders with certain relevant and timely information, the Company is disclosing the following unaudited preliminary estimated results:

•Net revenues for the fourth quarter ended December 31, 2025 are expected to be approximately $61 million, which is in line with the Company’s previous guidance range of $60 million to $65 million.
•Net revenues for the full year ended December 31, 2025 are expected to be approximately $275 million.

The Company’s consolidated financial statements for the fourth quarter and full year ended December 31, 2025 are not yet available. Accordingly, the financial results presented above are preliminary estimates and subject to the completion of the Company’s financial closing procedures and any adjustments that may result from the completion of the audit and finalization of the consolidated financial statements. As a result, these preliminary estimated results may differ from actual results that will be reflected in the consolidated financial statements for the fourth quarter and full year ended December 31, 2025 when they are completed and publicly disclosed. These preliminary estimated results may change and those changes may be material.

The Company’s expectations with respect to the unaudited preliminary estimated results for the periods discussed above are based upon management estimates and are the responsibility of management. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary estimated results (including any financial data) and, accordingly, does not express an opinion or any other form of assurance with respect to these preliminary estimated results.

About Beyond Meat

Beyond Meat, Inc. (NASDAQ: BYND) is a leading plant-based meat company offering a portfolio of revolutionary plant-based meats made from simple ingredients without GMOs, no added hormones or antibiotics, and 0mg of cholesterol per serving. Founded in 2009, Beyond Meat products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. Beyond Meat’s brand promise, Eat What You Love®, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based meat to plant-based protein, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare. Visit www.BeyondMeat.com and follow @BeyondMeat on Facebook, Instagram, Threads and LinkedIn.

Beyond Meat Forward Looking Statements

Certain statements in this release constitute “forward-looking statements” within the meaning of the federal securities laws, including statements related to the Company’s review and analysis of its inventory balances, including amounts recorded for the provision of excess and obsolete inventory and the potential impact on the Company’s financial statements, and the Company’s expectations with respect to its fourth quarter and full year financial results, including net revenues. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, our review and analysis of our inventory balances and their potential impact on the Company’s financial statements, which could be material and could result in a determination by the audit committee of the Company’s board of directors that certain of our previously issued financials statements can no longer be relied upon, if we identify additional material weaknesses in our internal control over financial reporting and disclosure controls and procedures, our inability to timely file reports with the U.S. Securities and Exchange Commission (“SEC”), our ability to satisfy covenants under our debt instruments or other agreements, or our inability to obtain waivers related to any breach of such covenants, and the risks discussed under the heading “Risk Factors” in Beyond Meat's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 5, 2025, Beyond Meat’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29,

2025 filed with the SEC on May 8, 2025, Beyond Meat’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2025 filed with the SEC on August 8, 2025, and Beyond Meat’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2025 filed with the SEC on November 12, 2025, as well as other factors described from time to time in Beyond Meat’s filings with the SEC. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If Beyond Meat does update one or more forward-looking statements, no inference should be made that Beyond Meat will make additional updates with respect to those or other forward-looking statements.

Contacts

Media:
Shira Zackai
shira.zackai@beyondmeat.com

Investors:
Raphael Gross
beyondmeat@icrinc.com